UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Stronghold Digital Mining, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Stronghold Digital Mining, Inc.
595 Madison Avenue, 28th Floor
New York, NY 10022
April 29, 2024
To our Stockholders:
On behalf of the Board of Directors, we cordially invite you to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Stronghold Digital Mining, Inc., which will be held on Tuesday, June 18, 2024, beginning at 10:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted solely via live webcast at www.virtualshareholdermeeting.com/SDIG2024 for the following purposes:
1.
To elect seven directors of the Company, each to serve for a one-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification (Proposal 1);

2.	To approve the Amendment to the Company’s Omnibus Incentive Plan to increase the number of shares available for awarding. (Proposal 2);
3.	To ratify the appointment of Urish Popeck & Co., LLC as our independent registered public accounting firm for the 2024 fiscal year (Proposal 3); and
4.	To transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.
Stockholders of record as of the close of business on April 23, 2024, are entitled to notice of, and, as described in this paragraph, to vote at, the Annual Meeting, or any adjournment or postponement thereof. Holders of our Class A and Class V common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our Class A and Class V common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.
In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent holders of record of our common stock (composed of our Class A and Class V common stock) at the close of business on April 23, 2024, a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.
Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.
Your vote is important to us regardless of the number of shares that you hold. Please act as soon as possible to vote your shares. It is important that your shares be represented at the Annual Meeting whether or not you plan to attend the Annual Meeting via the Internet. Please vote electronically over the Internet, by telephone or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Annual Meeting as described in the accompanying Proxy Statement. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/SDIG2024.
On behalf of the Board of Directors and management, it is my pleasure to express our sincere appreciation for your continued support.
By order of the Board of Directors,

Gregory A. Beard
Chief Executive Officer and Chairman

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 18, 2024
The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Stronghold Digital Mining, Inc. (the “Company”) will be held on Tuesday, June 18, 2024, beginning at 10:00 a.m., Eastern time. The Annual Meeting will be a completely virtual meeting, which will be conducted solely via live webcast at www.virtualshareholdermeeting.com/SDIG2024. You will not be able to attend the Annual Meeting in person.
This document includes the formal notice of the Annual Meeting and our Proxy Statement relating to the Annual Meeting. Only holders of our common stock at the close of business on April 23, 2024 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the Annual Meeting, our stockholders will:
1.
Elect seven directors of the Company, each to serve for a one-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification (Proposal 1);

2.	Approve the Amendment to the Company’s Omnibus Incentive Plan to increase the number of shares available for awarding. (Proposal 2);
3.	Ratify the appointment of Urish Popeck & Co., LLC as our independent registered public accounting firm for the 2024 fiscal year (Proposal 3); and
4.	Transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.
Whether or not you plan to attend the virtual Annual Meeting, please cast your vote by proxy as described in the Notice by voting over the Internet, by telephone or by requesting a paper proxy card to sign, date and return by mail. Regardless of the method used, please vote your shares so that we may establish a quorum to conduct the business of the Annual Meeting. Voting by proxy does not affect your right to vote in person while you attend the virtual Annual Meeting if you are a holder of record of our common stock.
Your Board of Directors unanimously recommends that you vote “FOR” each of the Proposals described in this Proxy Statement.
The Notice was mailed to stockholders, and the proxy materials were made available to our stockholders via Internet access, on or about April 29, 2024.
By Order of the Board of Directors,

Robert G. Lovett, Jr.
Vice President, Legal and Compliance

April 29, 2024

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be held on June 18, 2024
This Proxy Statement and our 2023 Annual Report, which includes our Annual Report on Form 10-K for our fiscal year ended December 31, 2023, are available at www.virtualshareholdermeeting.com/SDIG2024.
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending the Notice to the holders of our common stock as of the Record Date. All stockholders will be able to access our proxy materials on the website referred to above or request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or request a printed copy of our proxy materials may be found in the Notice.
Forward-Looking Statements and Website References
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical fact, including statements regarding our environmental plans. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including the risk factors that we identify in our SEC filings, and actual results may differ materially from the results discussed in such forward-looking statements. We undertake no duty to update publicly any forward-looking statement that we may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:	Why did I receive these materials?
The Board of the Company is soliciting your proxy to vote at the Annual Meeting (or at any postponement or adjournment thereof). Stockholders who own shares of our common stock as of the Record Date are entitled to vote at the Annual Meeting. You should review our proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.
Householding. Unless we have received contrary instructions, we may send a single copy of the Notice or our proxy materials to any household at which two or more stockholders reside. This process, known as “householding,” reduces the volume of duplicate information received at any one household, helps to reduce our expenses and benefits the environment. If a stockholder impacted by householding prefers to receive multiple sets of our proxy materials at the same address this year or in future years, the stockholder should follow the instructions described below, and we will deliver promptly, upon written or oral request, one or more, as applicable, separate copies of the proxy materials. Similarly, if an address is shared with another stockholder and both of the stockholders would like to receive only a single set of our proxy materials, the stockholders should follow these instructions: If the shares are registered in the name of the stockholder, the stockholder should notify us of its request in writing, c/o our Secretary, at Stronghold Digital Mining, Inc., 2124 Penn Avenue, 5th Floor, Pittsburgh, Pennsylvania 15222, or by telephone at 845-579-5992. A number of brokerage firms have instituted householding. If a broker holds the shares, the stockholder should contact such broker directly. A broker will have its own procedures for stockholders who wish to receive individual copies of our proxy materials.
Q:	Why am I receiving this Proxy Statement?
We made this Proxy Statement available to you in connection with the solicitation by our Board of Directors (the “Board”) of proxies, in the accompanying form, to be used at the Annual Meeting (including any adjournments or postponements thereof). Whether or not you plan to attend the virtual Annual Meeting, please cast your vote by proxy as described in the Notice and in this Proxy Statement by voting over the Internet, by telephone or by requesting a paper proxy card to sign, date and return by mail. Regardless of the method used, please vote your shares so that we may establish a quorum to conduct the business of the Annual Meeting. Voting by proxy does not affect your right to vote in person while you attend the virtual Annual Meeting if you are a holder of record of our common stock.
Q:	What is a proxy?
A proxy is your legal designation of authority to another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, the document in which you make that designation also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares on matters to be considered at the Annual Meeting.
Q:	What information is contained in this Proxy Statement?
This Proxy Statement contains information relating to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, and certain other information about the Company, including certain information required by regulations of the SEC and rules of The Nasdaq Stock Market LLC.
Q:	Who will be entitled to vote at the Annual Meeting?
Stockholders who own shares of either our Class A or Class V common stock as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, the Company had outstanding 12,964,775 shares of Class A common stock and 2,405,760 shares of Class V common stock.
Q:	How many votes do I have?
Holders of shares of our Class A and Class V common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Q:	What will I be voting on?
You will be voting on:
1.
The election of seven directors of the Company, each to serve for a one-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification (Proposal 1);

2.	The approval of the Amendment to the Company’s Omnibus Incentive Plan to increase the number of shares available for awarding (Proposal 2);
3.	The ratification of the appointment of Urish Popeck & Co., LLC as our independent registered public accounting firm for the 2024 fiscal year (Proposal 3); and
4.	Any other business as may properly come before the meeting or any adjournment of the meeting.
Q:	How does the Board recommend I vote on these matters?
The Board recommends you vote FOR the election of each of the director nominees described in this proxy statement as well as ratification of our independent auditor.
Q:	What is the difference between being a stockholder of record and a beneficial owner?
Many of our stockholders hold their shares through stockbrokers, banks or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, or if you possess stock certificates representing your shares, you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card and to vote online during the Annual Meeting.
Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee, who is considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote, and you are also invited to attend the Annual Meeting virtually as a guest. However, since you are not the stockholder of record, you may not vote your shares online during the Annual Meeting. Your nominee has sent you instructions on how to direct the nominee’s vote.
Q:	Do I need to attend the Annual Meeting to vote my shares?
You do not need to attend the virtual Annual Meeting to vote your shares. Shares represented by valid proxies that are received in time for the Annual Meeting will be voted at the Annual Meeting unless they are revoked in advance of the meeting date. A stockholder may revoke a proxy before the proxy is voted by following the instructions under the heading “How may I change or revoke my proxy?” below. Any stockholder who has executed a proxy card but attends the Annual Meeting via the virtual meeting portal at www.virtualshareholdermeeting.com/SDIG2024 may revoke the proxy and vote during the Annual Meeting by following the instructions under the heading “How do I cast my vote?” below.
Q:	How do I vote my shares?
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, or if you possess stock certificates representing your shares, you are the stockholder of record and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/SDIG2024. You will need to log in by entering your unique 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. Only one person will be able to log in with that unique control number at any time. You also may vote by proxy before the Annual Meeting in any of the following ways:
1.
Via the Internet at www.proxyvote.com. You will need the 16-digit control number included on your Notice or proxy card (if you received a printed copy of the proxy materials). You may vote over the Internet 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on June 17, 2024;

2.
By phone by calling 1-800-690-6903. You will need the 16-digit control number included on your Notice or proxy card (if you received a printed copy of the proxy materials). You may vote by telephone 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on June 17, 2024; or

3.	By requesting, signing and returning a proxy card. A proxy card must be received before the start of the Annual Meeting for the shares to be voted as instructed on the proxy card.
You also may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/SDIG2024. You will need the 16-digit control number included on your Notice or proxy card (if you received a printed copy of the proxy materials). If you previously voted via the Internet, by telephone or by mail, you will not limit your right to vote online during the Annual Meeting.
Beneficial Owners. If you hold your shares through a broker, trustee or other nominee, you are a beneficial owner of shares held in “street name.” In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial owner. Since you are not the stockholder of record, you may not vote your shares online during the Annual Meeting.
Q:	Can I access the proxy materials electronically?
Yes. Our proxy materials are available at www.proxyvote.com. In addition, instead of receiving future copies of our proxy statement and annual report by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our proxy materials, you should follow the instructions available at www.proxyvote.com. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q:	How may I change or revoke my proxy?
Beneficial Shareholders. Beneficial shareholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.
Stockholders of Record. Stockholders of record may change or revoke a properly submitted proxy at any time before its exercise:
1	via the Internet at www.proxyvote.com;
2	by phone by calling 1-800-690-6903;
3	by signing and returning a new proxy card; or
4	by voting during the virtual Annual Meeting.
Q:	How can I attend and participate in the virtual Annual Meeting?
The Annual Meeting is being held as a virtual-only meeting this year.
If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually during the Annual Meeting by logging in at www.virtualshareholdermeeting.com/SDIG2024 and entering your 16-digit control number. This number is included on your Notice or proxy card (if you received a printed copy of the proxy materials).
If you are a stockholder of record as of the Record Date and have logged in using your 16-digit control number, you may submit a question as directed during the Annual Meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field, and clicking “Submit.” Stockholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition.
If you are not a stockholder of record as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote during the meeting.

Q:	What if I experience technical issues while trying to access the Annual Meeting?
The virtual meeting platform is supported across browsers and devices running the most updated versions of applicable software and plug-ins. Participants should allow sufficient time to log in and ensure that they have a strong internet connection and can hear streaming audio prior to the start of the Annual Meeting.
If you encounter technical difficulties with the virtual meeting platform on the Annual Meeting day, please call the technical support number that will be posted on the Annual Meeting website. Technical support will be available starting at 9:45 a.m. Eastern Time and until the end of the meeting.
Q:	Why is the Annual Meeting virtual only?
We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for our stockholders and the Company. Hosting a virtual meeting makes it easy for our stockholders to participate from any location around the world.
Q:	What is a quorum?
A quorum is the minimum number of shares that must be represented in person or by proxy for us to conduct the Annual Meeting. The attendance in person or by proxy of the holders of shares of our common stock with a majority of the voting power entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for doing business at the Annual Meeting. Therefore, based on 12,964,775 shares of our Class A common stock and 2,405,760 shares of our Class V common stock outstanding as of the Record Date, the presence of 7,685,268 shares of our common stock in the aggregate, whether represented by their holder in person or by proxy, will constitute a quorum to hold the Annual Meeting. If you grant your proxy and do not revoke it prior to the Annual Meeting, your shares will be considered present at the Annual Meeting and be counted toward the quorum. Proxies marked “Abstain” and “broker non-votes” will be treated as shares that are present for purposes of determining whether a quorum is present.
Q:	What happens if a quorum is not reached?
If the shares present in person or represented by proxy at the Annual Meeting are not sufficient to constitute a quorum, the stockholders, by a vote of the holders of a majority of votes present in person or represented by proxy (which may be voted by the proxy holders), may, without further notice to any stockholder (unless a new record date is set), adjourn the Annual Meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.
Q:	What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 - ELECTION OF DIRECTORS
A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the director nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will not impact the election of the nominees.
PROPOSAL 2- APPROVAL OF AMENDMENT TO OMINBUS INCENTIVE PLAN
The approval of Proposal 2 requires a favorable vote of a majority of the shares present and entitled to vote on the Proposal.
PROPOSAL 3 - RATIFICATION OF INDEPENDENT AUDITOR
The approval of Proposal 3 requires a favorable vote of a majority of the shares present and entitled to vote on the Proposal.
ALL OTHER PROPOSALS
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve all other items. Abstentions will be counted as present and entitled to vote on the proposals and will therefore have the effect of a negative vote. We currently do not expect any other proposals to be submitted for a vote at the Annual Meeting.

Q:	When will the results of the vote be announced?
The preliminary voting results will be announced during the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed by the Company with the SEC within four business days after the Annual Meeting.
Q:	What should I do if I receive more than one proxy card?
You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How do I vote my shares?” on the proxy card for each account to ensure that all of your shares are voted.
Q:	Will my shares be voted if I do not return my proxy card?
If your shares are registered in your name, they will not be voted if you do not vote your shares as described under “How do I vote my shares?” above, which sets forth specific instructions on how to vote your shares. If you sign and submit a proxy card without indicating your instructions as to how to vote your shares, your shares will be voted in accordance with the Board’s recommendations.
Brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“routine matters”), but do not have the discretion to vote uninstructed shares as to certain other matters (“non-routine matters”). Proposal No. 1 (election of directors) and Proposal 2 (amendment to incentive plan) are considered non-routine matters. This means that your bank, broker or other nominee that holds your shares would not have authority to vote your unvoted shares for the non-routine matters being presented to the stockholders at the Annual Meeting, Proposal 1 (election of directors) and Proposal 2 (amendment to incentive plan). However, Proposal 3 (ratification of auditor) is a “routine matter” and brokers have the discretion to vote uninstructed shares.
If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, a “broker non-vote” has occurred. The effects of a broker non-vote on each of the proposals for which we are requesting stockholder votes are explained below.
Shares that are subject to a broker non-vote are considered present at the Annual Meeting for determining whether the applicable quorum requirement has been met (see “What is a quorum?” above for further discussion of our quorum requirement for the Annual Meeting); however, shares subject to a broker non-vote will not be counted as a vote cast with respect to a proposal. Because abstentions and broker non-votes do not represent shares cast with respect to a proposal, abstentions and broker non-votes will have no effect on the outcome of votes on any of the proposals put forth in this Proxy Statement, as the outcome of the votes on these proposals are determined solely by reference to the votes cast by the shares entitled to vote that are present at the Annual Meeting or represented by a properly-submitted proxy.
We encourage you to provide voting instructions. This ensures that your shares will be voted at the Annual Meeting in the manner you desire.
Q:	Who is paying for this proxy solicitation?
The Company will bear the cost of the solicitation of proxies by the Company; however, we will not pay our directors, officers and employees any additional compensation for soliciting proxies in person, by telephone or by other means. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Other proxy solicitation expenses that we will pay include those for preparing, mailing, returning, and tabulating the proxies.
Q:	What is the deadline for submitting a stockholder proposal or director nomination for our annual meeting of stockholders to be held in 2025 (the “2025 Annual Meeting”)?
Shareholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2025 Annual Meeting must be received by the Company at our principal executive offices at 595 Madison Avenue, 28th Floor, New York, NY 10022 no later than the close of business on December 30,

2024. Stockholders wishing to make a director nomination or bring a proposal before the 2025 Annual Meeting (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary at the Company’s principal executive offices no later than the close of business on March 20, 2025 and not earlier than the close of business on February18, 2025, assuming the Company does not change the date of the 2025 Annual Meeting by more than 30 days before or after the anniversary of the Annual Meeting. If so, the Company will release an updated time frame for stockholder proposals. Any stockholder proposal or director nomination must comply with the other provisions of the Company’s Amended and Restated Bylaws and be submitted in writing to the Secretary at the Company’s principal executive offices.
In addition to satisfying the requirements under our Amended and Restated Bylaws, to comply with the SEC’s universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the anniversary date of the annual meeting (i.e., for the 2024 Annual Meeting, no later than April 19, 2025). However, if the date of the 2025 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The table below provides information about the beneficial ownership of voting stock as of February 29, 2024, by each person known by the Company to beneficially own more than 5% of the outstanding shares of any class or series of the voting stock as well as by each person who has been a director, director nominee or named executive officer (and each associate thereof) at any time since the beginning of the last fiscal year and by all directors and executive officers as a group. On February 29, 2024, there were 12,645,479 shares of Class A Common Stock and 2,405,760 shares of Class V Common Stock outstanding.
The amounts of Class A Common Stock and Class V Common Stock beneficially owned are reported on the bases of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Except as otherwise noted, the person or entities listed below have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse. All information with respect to beneficial ownership has been furnished by the respective 5% or more stockholders, directors and director nominees or executive officers, as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner is 595 Madison Avenue, 28th Floor, New York, New York 10022.
Name of Beneficial Owner	Number of Shares of Class A Common Stock	Percentage of Class A Common Stock	Number of Shares of Class V Common Stock	Percentage of Class V Common Stock	Percentage of Voting Stock(1)
Principal Stockholders:
Q Power LLC(2)	1,440	*	2,405,760	100%	15.66%
Armistice Capital, LLC(3)	1,028,642	8.13%	—	—	6.69%
Continental General Insurance Company and its affiliates(4)	948,224	7.50%	—	—	6.17%
Directors and Named Executive Officers:
Gregory A. Beard(2)	387,814	3.07%	2,405,760	100%	18.17%
Matthew J. Smith	174,416	1.38%	—	—	1.3%
Richard J. Shaffer(5)	27,168	*	—	—	*
Indira Agarwal	35,130	*	—	—	*
Sarah P. James(6)	47,922	*	—	—	*
Thomas J. Pacchia(7)	45,306	*	—	—	*
Thomas R. Trowbridge, IV(8)	44,024	*	—	—	*
Thomas Doherty	14,754	*	—	—	*
Directors and Executive Officers as a Group (8 Persons)	776,534	5.99%	2,405,760	100%	20.70%
*	Less than 1%.
(1)	Represents percentage of voting power of our Class A Common Stock and Class V Common Stock voting together as a single class.
(2)
As of February 29, 2024, Q Power LLC has shared voting power and shared dispositive power over 2,405,760 shares of Common Stock, consisting of 1,440 shares of Class A Common Stock and 2,405,760 shares of Class V Common Stock. Greg Beard and Bill Spence serve as the Managing Members of Q Power LLC (“Q Power”). As Managing Members, Messrs. Beard and Spence possess all voting and investment power over the shares of Common Stock held by Q Power. Such persons may be deemed to beneficially hold the shares held by Q Power. Each of Messrs. Beard and Spence disclaims beneficial ownership of the securities owned by Q Power except to the extent of his pecuniary interest therein, if any. This amount does not include shares beneficially owned directly by Messrs. Beard and Spence. Mr. Spence previously served as the Company’s Co-Chair of the Board. The mailing address of Q Power is 2151 Lisbon Road, Kennerdell, PA 16374.

(3)
As described in that certain Schedule 13G, filed with the SEC on February 14, 2024, reporting the beneficial ownership of 1,028,642 shares of Class A Common Stock held by Armistice Capital, LLC. As of the Record Date, the following reporting persons may be deemed to beneficially own 1,028,642 shares of Class A Common Stock: (i) Armistice Capital, LLC has shared voting power and shared dispositive power over 1,028,642 shares of Class A Common Stock, and (ii) Steven Boyd has shared voting power and shared dispositive power over 1,028,642 shares of Class A Common Stock. Each of Steven Boyd and Armistice Capital, LLC disclaim beneficial ownership, except to the extent of its pecuniary interests therein. The principal business office of Armistice Capital, LLC and Steven Boyd is c/o Armistice Capital, LLC 510 Madison Avenue, 7th Floor, New York, New York 10022.
(4)
As described in that certain Schedule 13G, filed with the SEC on February 14, 2024, reporting the beneficial ownership of 962,624 shares of Class A Common Stock held by Continental General Insurance Company and its affiliates, (i) Continental General Insurance Company has shared voting power and shared dispositive power over 948,224 shares of Class A Common Stock that it directly beneficially owns, (ii) MG Capital Management has shared voting power and shared dispositive power over 14,400 shares of Class A Common Stock that it directly beneficially owns, (iii) Continental Insurance Group, Ltd., as the sole owner of Continental General Insurance Company, has shared voting power and shared dispositive power over 948,224 shares of Class A Common Stock, (iv) Continental General Holdings LLC, as the sole owner of Continental Insurance Group, Ltd., has shared voting power and shared dispositive power over 962,624 shares of Class A Common Stock, and (v) Michael Gorzynski, as the sole Director of MG Capital Management and as Manager of Continental General Holdings LLC, has shared voting and shared dispositive power over 2,610,080 shares of Class A Common Stock. Each of Continental General Insurance Company, MG Capital Management, Continental Insurance Group, Ltd., Continental General Holdings LLC and Michael Gorzynski disclaims beneficial ownership, except to the extent of their respective pecuniary interests therein. The principal business office of Michael Gorzynski is 595 Madison Avenue, 30th Floor, New York, NY 10022. The principal business office of MG Capital Management is c/o Campbells LLP, Floor 4, Willow House, Cricket Square, Grand Cayman, KY1-9010, Cayman Islands. The principal business office of each of Continental General Insurance Company, Continental Insurance Group, Ltd., and Continental General Holdings LLC is 11001 Lakeline Blvd., Ste. 120, Austin, TX 78717.

(5)
Mr. Shaffer is a member of Q Power but does not possess any voting or investment power over the shares of Class A Common Stock held by Q Power. Mr. Shaffer disclaims beneficial ownership of the securities owned by Q Power except to the extent of his pecuniary interest therein, if any.

(6)	Ms. James elected to take her cash retainer payment for 2023 in shares of Class A Common Stock.
(7)	Mr. Pacchia elected to take his cash retainer payment for 2023 in shares of Class A Common Stock.
(8)
Mr. Trowbridge is a member of Q Power but does not possess any voting or investment power over the shares of Class A Common Stock held by Q Power. Mr. Trowbridge disclaims beneficial ownership of the securities owned by Q Power except to the extent of his pecuniary interest therein, if any. Mr. Trowbridge elected to take his cash retainer payment for 2024 in shares of Class A Common Stock.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Board Size and Structure
Our business and affairs are managed under the direction of our Board, which is composed of seven directors. Our bylaws provide that the authorized number of directors may be changed only by resolution of our Board. At each annual meeting of stockholders, all director nominees will be elected for a one-year term.
Our current directors are set forth below. Each of our current directors (together, the “Director Nominees”) has been nominated by the Board to stand for election at the Annual Meeting. If elected by the stockholders at the Annual Meeting, each Director Nominee will serve for a term expiring at the 2025 Annual Meeting and the election and qualification of his or her successor or until his or her earlier death, resignation or removal.
Each Director Nominee has agreed to serve if elected. If, however, prior to the Annual Meeting, the Board of Directors should learn that any Director Nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this Director Nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any nominee will be unable to serve.
When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. We believe that our directors provide an appropriate mix of experience, an appropriate level of understanding of our business and its industry and other industries relevant to our business; skills relevant to the size and nature of our business; broad-based business acumen; personal and professional integrity; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees, as applicable; and the ability to represent the interests of all of our stockholders. The information presented below regarding each Director Nominee also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.
Leadership Structure of the Board
Mr. Beard serves as chairman of our board of directors and the Company’s Chief Executive Officer. Our board of directors has concluded that our current leadership structure is appropriate at this time. Our board of directors will periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Information About Director Nominees
The following pages contain certain biographical information as of April 23, 2024 for each Director Nominee, each of whom is a current director, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years. The Board believes that the qualifications of the directors, as set forth in their biographies, which are listed below, give them the qualifications and skills to serve as directors of the Company.
Name	Age	Position	Director Since
Gregory A. Beard	52	Chairman	2021
Matthew J. Smith	46	Director	2021
Indira Agarwal	48	Director	2022
Thomas Doherty	65	Director	2023
Sarah P. James	41	Director	2021
Thomas J. Pacchia	40	Director	2021
Thomas R. Trowbridge, IV	49	Director	2021

Gregory A. Beard has served our Chief Executive Officer, President and Chairman of our Board of Directors (the “Board”) since March 2021. Mr. Beard was the Global Head of Natural Resources, a Senior Partner, Member of the Management Committee, and Senior Advisor at Apollo Global Management from 2010 to 2020. In such roles, Mr. Beard oversaw Apollo’s investment activities in the energy, metals and mining and agriculture sectors. Prior to Apollo, Mr. Beard was a senior Managing Director at Riverstone Holdings, an energy, power and infrastructure-focused private equity firm. He began his career as a Financial Analyst at Goldman Sachs, where he played an active role in energy-sector principal investment activities. The funds where Mr. Beard held these senior leadership positions have invested billions of dollars in natural resources related investments. During his career, Mr. Beard sourced and managed some of the most profitable deals in the energy private equity sector. Mr. Beard is a founding and managing member of Q Power. He also currently serves on the board of directors of Scrubgrass Reclamation Company, L.P. (f/k/a Scrubgrass Generating Company, L.P.) (“Scrubgrass LP”), the board of directors/advisors of Double Eagle Energy Holdings III, Skeena Resources Ltd., Andros Capital Partners LLC, and Parallaxes Capital, as well as the board of directors of The Conservation Fund, a non-profit focused on land conservation. He previously served on the boards of more than 25 public and private companies, including Spartan Energy Acquisition Corp, (now Fisker Inc., NYSE: FSR), Athlon Energy, Inc. (NYSE: ATHL), CDM Resource Management, Mariner Energy, Apex Energy, Caelus Energy, CSV Midstream, Double Eagle I / II, EP Energy Corporation, Jupiter Resources, Roundtable Energy, Talos Energy Inc. (NYSE: TALO), Pegasus Optimization, Northwoods Energy and Tumbleweed Royalty. Mr. Beard received his Bachelor of Arts from the University of Illinois at Urbana. We believe Mr. Beard’s extensive background in the energy industry makes him well qualified to serve on our Board.
Matthew J. Smith has served as the Chief Financial Officer of the Company since 2022 and remains a member of the board of directors. Previously, he served as the Founder and Managing Partner of Deep Basin Capital LP since January 2017. Mr. Smith has over 16 years of investment management experience in the energy, renewable, power and utility sectors across both public and private investments, including the roles of portfolio manager at Citadel’s Surveyor Capital Ltd. from June 2010 through January 2016, senior analyst in the energy and other cyclical sectors for Highfields Capital Management LP from January 2009 to December 2009 and Copper Arch Capital LLC from July 2005 to December 2007, and as a financial analyst at Equity Office Properties Trust from August 2001 to May 2003. Mr. Smith is a CFA Charterholder. Mr. Smith currently serves as an independent director and audit committee member on the board of Spartan Acquisition Corp III (NYSE: SPAQ), a role that he has held since May 2021. He holds a M.S. in Finance from the University of Wisconsin-Madison’s Applied Security Analysis Program (ASAP) and a B.B.A. from the University of Iowa Tippie College of Business. We believe Mr. Smith is well qualified to serve as a director due to his extensive experience in the energy, renewable, power and utility sectors across both public and private investments.
Indira Agarwal has served as a member of the board since April 2022. Ms. Agarwal has served as Vice President, Chief Accounting Officer and Controller at HF Sinclair Corporation since May 2020 and Director, Consolidations and SEC Reporting from April 2018 to May 2020. Previously, Ms. Agarwal served as Vice President of North America Accounting at Cardtronics, Inc. (now part of NCR Corporation), the world’s largest ATM owner and operator, from 2013 to April 2018. Additionally, Ms. Agarwal has experience in the energy sector with various accounting and finance positions at Direct Energy (now part of NRG Energy, Inc.). Ms. Agarwal has held roles of increasing responsibilities in retail and telecommunication sectors as well. Ms. Agarwal is a member of the Fellowship of Chartered Certified Accountants, U.K. We believe Ms. Agarwal is well qualified to serve as a director due to her extensive experience in financial reporting, SEC reporting, accounting and the energy sector.
Thomas Doherty was recently appointed to the Stronghold board on March 7, 2023, and serves as managing partner of Argus Management, a financial advisory company with focuses on business analysis and forecasting, liquidity management and investment banking. Mr. Doherty has been with Argus Management since 1998. During that period, he has led over 200 turnaround efforts as financial advisor or interim CEO, CRO, COO or CFO in businesses ranging from $20 million to $10 billion in revenues. Mr. Doherty has also served as a board member, or advisory board member, of over a dozen companies in the past 25 years. His role on these boards has proved vital to the success of those businesses. Mr. Doherty is a graduate of Suffolk University where he majored in Finance and Banking. He graduated Magna Cum Laude from its school of business management. We believe Mr. Doherty is well qualified to serve as a director due to his extensive experience as an advisor and his previous experience on other company boards.

Sarah James has served as a member of our Board since October 2021. From November 2021 to December 2023, Ms. James served as Chief Financial Officer for Beard Energy Transition Acquisition Corporation (NYSE: BRD). From March 2020 to July 2021, Ms. James served as Chief Financial Officer for Alussa Energy Acquisition Corporation (NYSE: ALUS). From February 2013 to April 2020, Ms. James served as a vice president of finance and business development at Caelus Energy Alaska, LLC, a private company specializing in oil and gas exploration and production. Ms. James oversaw the company’s business development strategy, debt and equity fundraising and ongoing financial reporting functions. From January 2008 to August 2010, she served as a private equity associate at Riverstone Holdings, an energy, power and infrastructure-focused private equity firm. Prior to that, Ms. James served as an analyst at JPMorgan Securities, Inc., in the diversified industrials and natural resources group. Ms. James currently serves on the board of directors of North American Helium Inc. Ms. James holds a Bachelor of Arts degree in Economics and English from Duke University and a Master of Business Administration and Master of Science: School of Earth Sciences from Stanford University. We believe Ms. James’ financial expertise and experience makes her well qualified to serve on our Board.
Thomas J. Pacchia has served as a member of our Board since October 2021. Mr. Pacchia is a Bitcoin and crypto asset specialist with over eight years of dedicated industry experience. In 2017, Mr. Pacchia founded HODL Capital, a digital asset hedge fund focused on the crypto and hash rate markets. Additionally, Mr. Pacchia serves as an advisor to a number of early stage companies building critical infrastructure across the crypto asset ecosystem. Prior to founding HODL Capital, Mr. Pacchia was a Director of Fidelity Investment’s Bitcoin/Blockchain Incubator from 2016 to 2017 and a founding team member of Fidelity Digital Asset Services. Mr. Pacchia was also an early product developer at blockchain software company Digital Asset Holdings in 2015. Prior to his career in Bitcoin, Mr. Pacchia was a swap and derivative lawyer at Cadwalader Wickersham & Taft LLP from 2012 to 2013. Mr. Pacchia holds an M.Sc. in Finance from New York University’s Stern School of Business, a J.D. from Washburn University School of Law, an L.L.M. in Intellectual Property from Maastricht University, and a Bachelor of Arts degree from Trinity College. We believe Mr. Pacchia’s experience in the crypto industry makes him well qualified to serve on our Board.
Thomas R. Trowbridge, IV has served as a member of our Board since October 2021. Mr. Trowbridge is a co-founder of Fluence Labs, which has developed and launched a decentralized computing protocol and programming language optimized for building, hosting and running peer-to-peer applications. From December 2019 to June 2020, Mr. Trowbridge served as President of Triterras, Inc. Prior to that, Mr. Trowbridge helped found and from 2017 to 2019 served as President of Hedera Hashgraph (HBAR) (“Hedera”), a leading enterprise-grade public ledger that is currently the most used distributed ledger with over 4 million transactions a day. As President, Mr. Trowbridge drove the business from concept to main net launch with a $124 million capital raise at a $6 billion valuation, a global team in eight countries, and a governing council that includes Google, LG, IBM, Deutsche Telekom, Nomura Holdings, Inc., DLA Piper and Tata Communications among others. Before launching Hedera, Mr. Trowbridge served as the Head of North American Marketing and started and managed the New York office for Odey Asset Management from 2013 to 2017. Prior to his time at Odey Asset Management, Mr. Trowbridge served as the Head of U.S. Marketing for Lombard Odier from 2010 to 2012. Mr. Trowbridge has been advising technology companies since 1996, when he started his career as an investment banker in the telecom group of Bear, Stearns & Co. and began investing in early-stage technology companies in 1998 as a member of the private equity and venture capital firm Alta Communications. Mr. Trowbridge received his Bachelor of Arts degree from Yale University and his MBA from Columbia University. We believe Mr. Trowbridge’s experience in the crypto industry makes him well qualified to serve on our Board.

BOARD DIVERSITY MATRIX
Board Diversity Matrix (As of April 29, 2024)
Total Number of Directors	7
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	0	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
Board Recommendation
The Board of Directors unanimously recommends A VOTE FOR the election of each of the Director Nominees to the Board of Directors to hold office until the 2025 Annual Meeting and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Corporate Governance Matters
The Board, Committees and Independence
The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. The Board of Directors is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through the committees of the Board of Directors identified below, but the full Board of Directors has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management's assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The other committees of the Board of Directors consider the risks within their areas of responsibility. Mr. Beard, our Chief Executive Officer and President and a member of the Board, is heavily involved in day-to-day operating details of the Company. Mr. Beard, our Chair, is also involved in the operating details of the Company given his extensive experience in power generation and environmental remediation. The other members of the Board are kept informed of the Company's business by various reports and documents sent to them, as well as by operating and financial presentations made at Board meetings.
All directors attended more than 75% of all meetings of the Board and the committees upon which they served in 2023. In addition, all directors attended the 2023 Annual Meeting except for Mr. Doherty.
Rule 5605 (b) (1) of The Nasdaq Stock Market Rules (the “Nasdaq Rule”) requires that a majority of the members of the Company’s Board of Directors be independent in that they are not officers or employees of the Company and are free of any relationship that would interfere with the exercise of their independent judgment. The Board of Directors has affirmatively determined that all of the Company’s Directors, with the exception of Mr. Beard and Mr. Smith, are independent under the Nasdaq Rule. In reaching this determination, the Board applied the standards set forth for “independence” in Rule 5605 of the Nasdaq Rules.
Director Independence
Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of our Board within a specified period after the completion of the IPO. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees must be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of Nasdaq, a director will qualify as an “independent director” only if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Additionally, compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered to be independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board determined that Mses. James and Agarwal, and Messrs. Pacchia, Trowbridge and Doherty, representing a majority of our directors, do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. As part of these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving each non-employee director, if any, described in this “Related Party Transactions.”
Meetings of Independent Directors
Our Board of Directors appointed Mr. Pacchia as “Lead Director” in March 2024 to preside at all further executive sessions of “non-management” directors during 2024. The non-management Directors hold regular executive sessions without management in order to promote open discussion among the non-management Directors. The Board generally holds such executive sessions at every regularly scheduled Board meeting. At least one executive session each year is required to be attended only by independent directors.
Committees of the Board
The Board has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. During 2023, the Board met 8 times, the Audit Committee met 4 times, the Compensation Committee 3 times and the Nominating and Governance Committee met 1 time.
Audit Committee
The Company has a separately-designated Audit Committee. Our Audit Committee is composed of Ms. Agarwal, Mr. Doherty and Mr. Pacchia, with Ms. Agarwal serving as Chair of the committee. Our Board has determined that each member of the committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. In addition, our Board has determined that Ms. Agarwal is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose on Ms. Agarwal any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board. A copy of the Audit Committee’s Charter is available at www.ir.strongholddigitalmining.com.
The Audit Committee is responsible for, among other matters:
•	Overseeing the accounting and financial reporting processes of the Company and audits of the Company’s financial statements;
•	Assisting the Board in fulfilling its oversight responsibilities regarding the:
•	Integrity of the Company’s financial statements;
•	Company’s compliance with legal and regulatory requirements;
•
Qualifications, independence and performance of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (the “independent registered public accounting firm”); and

•	Effectiveness and performance of the Company’s internal audit function.
•
Annually preparing an Audit Committee Report and publishing the report in the Company’s Proxy Statement or Annual Report on Form 10-K, as applicable, in accordance with applicable rules and regulations; and

•	Performing such other functions as the Board may assign to the Audit Committee from time to time.
Audit Committee Report for December 31, 2023 Financials
The Audit Committee is responsible for reviewing Stronghold’s financial reporting process on behalf of the Board of Directors. Management of the company has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In the performance of our oversight function, we meet with management periodically to consider the adequacy of the company’s internal controls and the objectivity of its financial reporting. We meet privately with the independent registered public accountants, who have unrestricted access to the audit committee. Specifically, we have reviewed and discussed with management and the independent registered public accountants the company’s consolidated financial statements as of and for the fiscal year ended December 31, 2023.

We have also discussed with the independent registered public accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.
Furthermore, we have received and reviewed the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and have discussed with the independent registered public accountants their independence.
Based on the review and discussions referred to above, we recommended to the Board of Directors that Stronghold’s audited financial statements, as of and for the fiscal year ended December 31, 2023, be included in the company’s Annual Report on Form 10-K, for the year ended December 31, 2023, to be filed with the Securities and Exchange Commission.
Respectfully submitted,
Indira Agarwal, Chairperson
Thomas Doherty
Thomas Trowbridge, IV
Compensation Committee
Our Compensation Committee is composed of Ms. Agarwal, Mr. Trowbridge and Mr. Pacchia, with Messrs. Trowbridge and Pacchia serving as Co-Chairs of the committee. A copy of the Compensation Committee’s Charter is available at www.ir.strongholddigitalmining.com.
The Compensation Committee is responsible for, among other matters:
•	Overseeing the Company’s overall compensation philosophy that applies to all Company employees;
•	Reviewing, evaluating, approving and overseeing the agreements, plans, policies and programs of the Company to compensate the Company’s executive officers and directors;
•
Once required, reviewing and discussing with the Company’s management the Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s proxy statements for its annual meetings of stockholders (“Proxy Statement”) or Annual Reports on Form 10-K, as applicable, and determining whether to recommend to the Board that the CD&A be included in a Proxy Statement or Annual Report on Form 10-K, as applicable, in accordance with applicable rules and regulations;

•
Producing the Compensation Committee Report as required by Item 407(e)(5) of Regulation S-K for inclusion in the Company’s Proxy Statements or Annual Reports on Form 10-K, as applicable, in accordance with applicable rules and regulations, once required;

•	Otherwise discharging the Board’s responsibilities relating to compensation of the Company’s executive officers and directors; and
•	Performing such other functions as the Board may assign to the Compensation Committee from time to time.
Nominating and Governance Committee
Our Nominating and Governance Committee is composed of Ms. James, Mr. Doherty and Mr. Trowbridge, with Ms. James serving as Chair of the committee. A copy of the Committee’s Charter is available at www.ir.strongholddigitalmining.com.
The Nominating and Governance Committee is responsible for, among other matters:
•	Advising the Board and making recommendations regarding appropriate corporate governance practices and assist the Board in implementing those practices;
•
Assisting the Board by identifying individuals qualified to become members of the Board, consistent with the criteria approved of by the Board, and recommending director nominees to the Board for election at the annual meetings of stockholders or for appointment to fill vacancies on the Board;

•	Advising the Board about the appropriate composition of the Board and its committees;

•	Leading the Board in the annual performance evaluation of the Board and its committees, and of management;
•	Directing all matters relating to the succession of the Company’s Chief Executive Officer (“CEO”); and
•	Performing such other functions as the Board may assign to the Nominating and Governance Committee from time to time.
Director Nominations
The Nominating and Governance Committee will consider director candidates from various sources, including existing directors, members of the Company’s management, the Company’s stockholders and third-party search firms, as the Nominating and Governance Committee sees fit from time to time. The Company’s Amended and Restated Bylaws describe the procedures by which stockholders may recommend candidates for election to the Board. In general, stockholder nominations must be made by a written notice from the nominating stockholder which is received by the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Such a notice must include specified information set forth in the Company’s Amended and Restated Bylaws.
The Nominating and Governance Committee considers a variety of factors when determining whether to recommend a nominee, including incumbent directors, for election to the Board. The charter of the Nominating and Governance Committee sets forth the general criteria that the Nominating and Governance Committee considers with respect to director nominees.
Although the Board does not have a formal diversity policy, the Nominating and Governance Committee’s practice is to review the skills and attributes of individual Board members and candidates given the current composition of the Board in order to ensure that the Board includes individuals who will serve the Company’s governance and strategic needs. The Board considers all dimensions of diversity in determining what mix of individuals will provide the Board with a diverse mix of experience, knowledge, talents and perspectives. Candidates are evaluated on their broad-based business knowledge and contacts, prominence, commitment to ethical and moral values, personal and professional integrity, sound reputation in their respective fields and commitment to good corporate citizenship. The same identifying and evaluation procedures apply to all candidates for director nomination, including candidates submitted by stockholders.

EXECUTIVE AND DIRECTOR COMPENSATION
The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC and may contain statements regarding future individual and company performance targets and goals. These targets and goals should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
We are currently considered an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year.
Overview
This section discusses the material components of the executive compensation program for our Chief Executive Officer and our next two most highly compensated officers other than our Chief Executive Officer (collectively, our “Named Executive Officers”) for the fiscal year ended December 31, 2023. For the fiscal year ended December 31, 2023, our Named Executive Officers and their positions were as follows:
•	Gregory A. Beard - Chief Executive Officer and Chairman of Board
•	Matthew J. Smith - Chief Financial Officer
•	Richard J Shaffer - Senior Vice President, Asset Management
The compensation of our Named Executive Officers has consisted of a base salary, annual cash bonus opportunities, long-term incentive compensation in the form of equity awards and other benefits, as described below. Our Named Executive Officers are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances in accordance with the terms of their employment arrangements.
Summary Compensation Table
The following table summarizes the compensation paid to, awarded to, or earned by the Named Executive Officers for our last two completed fiscal years.
Name and Position	Year	Salary	Bonus	Stock Awards(3)	Other Compensation(4)	Total
Gregory A. Beard(1) Chief Executive Officer and Chairman	2023	$600,000	$499,603(2)	$408,500	$—	$1,508,103
	2022	$493,615	$—	$—	$—	$493,615
Matthew J. Smith Chief Financial Officer	2023	$300,000	$450,000	$285,000	$—	$1,054,731
	2022	$213,461	$300,000	$1,131,348	$—	$1,644,809
Richard J. Shaffer Senior Vice President- Asset Management	2023	$163,327	$35,000	$59,375	$10,876	$268,579
	2022	$142,671	$30,498	$88,448	$7,912	$269,259
(1)
To align Mr. Beard’s compensation with that of the stockholders, on November 7, 2022, Mr. Beard agreed to separate his $600,000 annual base salary to a cash salary of $58,500 per year and $542,000 in fully-vested Company Class A common stock per year. See Narrative to the Summary Compensation Table and Outstanding Equity Awards at Fiscal Year End tables below for additional details regarding the material terms of the equity-based compensation received in lieu of cash.

(2)
On January 29, 2024, the Company entered into an amendment to adjust the exercise price of certain outstanding warrants held by Mr. Beard in lieu of the bonus earned by Mr. Beard for the 2023 fiscal year. Please refer to the section entitled “Narrative to the Summary Compensation Table” for additional details.

(3)
The amounts reported in the Stock Awards column represent the aggregate grant date fair value of the restricted stock units (“RSU”), granted in each 2022 and 2023, and performance share unit (“PSU”) awards granted in 2022, as computed in accordance with FASB ASC Topic 718, excluding estimated forfeitures. The estimated fair value of PSUs is calculated based on the probable outcome of the performance measures for the applicable performance period as of the date on which the PSUs were granted for accounting purposes. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Only Mr. Smith received PSU awards during 2022. Mr. Smith was granted 250,000 PSUs with a grant date fair market value of $1,131,348. Based on certain goal achievements, Mr. Smith would have been eligible to earn between 0 and 3 times the amount of shares based on the Company’s performance. Mr. Smith’s PSU’s were cancelled on March 15, 2023, as further described below.

(4)
All of our employees, including our Named Executive Officers, are eligible to participate in our 401(k) plan. The amounts reported in the Other Compensation column for each Named Executive Officer represent matching contributions made to each of our Named Executive Officers in each of 2022 2023.

Narrative to the Summary Compensation Table
Employment Agreements/Offer Letters
We currently do not have a formal employment agreement or offer letter with Mr. Shaffer.
On September 6, 2023, Mr. Beard entered into an Employment Agreement (the “Employment Agreement”). Mr. Beard has served as the Chief Executive Officer of the Company since 2021.
The Employment Agreement has a term of two (2) years and provides for an at-will employment relationship. Upon any termination of the Employment Agreement, Mr. Beard is entitled to compensation and reimbursement of expenses through the date of termination. In addition, the Employment Agreement provides for certain payments, including severance, and benefits in the event of a termination of his employment under specific circumstances, each as defined and outlined in the Employment Agreement. The Employment Agreement contains customary and usual definitions of termination for cause and good reason. Pursuant to his Employment Agreement, Mr. Beard has agreed to certain restrictions including but not limited to a non-compete covenant, a non-solicit covenant, and restrictions on disclosure and use of the Company’s confidential information.
Mr. Beard will receive a base salary of $600,000 and a target annual bonus of 100% of base salary, subject to the discretion of the board of directors (the “Board”). The Board (or a committee thereof) in setting and evaluating Mr. Beard’s applicable bonus targets may consider, among other elements, stock price, earnings per share, cash flow, performance against peers, key strategic and operational objectives, business strategy and market conditions. As previously disclosed, in an effort to align Mr. Beard’s compensation with that of the stockholders, on November 7, 2022, Mr. Beard agreed to separate his $600,000 annual base salary into a cash annual base salary of $58,500 and $542,000 in fully-vested, annual equity compensation. Mr. Beard will also be eligible to participate in the Company’s employee benefits plans as in effect from time to time on the same basis as generally made available to other senior U.S. based executives of the Company. Mr. Beard recused himself from Compensation Committee discussions about his salary and benefits. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, including exhibits thereto, a copy of which will be filed as an exhibit to a prior Company filing.
Mr. Smith executed an offer letter to become the Company’s Chief Financial Officer (the “Offer Letter”) on April 14, 2022, and currently serves as the Company’s Chief Financial Officer, effective as of April 18, 2022 (the “Effective Date”). Under the Offer Letter, Mr. Smith is entitled to receive (i) an annual salary of $300,000; (ii) an initial equity award of 200,000 RSUs, vesting in equal amounts each month over three (3) years; (iii) an initial equity award of 200,000 PSUs, vesting in equal amounts each quarter over three (3) years which may be settled into shares of Class A Common Stock in an amount of zero (0) to three (3) times the number of performance share units granted based on extent to which certain financial metrics set forth in the Offer Letter are achieved; (iv) and an annual equity award grant, subject to the approval of the Company’s Compensation Committee, in a mix of stock options, restricted stock, restricted stock units and/or PSUs consistent with those granted to other executive officer equity participants. On March 15, 2023, all of Mr. Smith’s PSU’s were cancelled, as described below.
If Mr. Smith is terminated without Cause or for Good Reason (each as defined in the Offer Letter) within eighteen (18) months of the Effective Date, Mr. Smith is eligible to receive the sum of one year’s salary, a pro rata share of his annual bonus, reimbursement for the cost of premiums for one year of continued coverage under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and additional vesting of his restricted stock units as set forth in the Offer Letter, subject to the execution and non-revocation of a general release of claims. If Mr. Smith is terminated without Cause or for Good Reason within 60 days following a change in control that is consummated within 18 months following the Effective Date, Mr. Smith is eligible to receive the sum of one year’s salary, one times the annual bonus for the year of termination plus any earned but not paid bonus for prior year, a lump sum amount equal to of the cost of COBRA premiums for 18 months, and accelerated vesting of 50% of the unvested RSUs, subject to the execution and non-revocation of a general release of claims.
Mr. Smith is also eligible to receive benefits and perquisites, consistent with those other executive officers are eligible to receive, including life and health insurance benefits, and participation in a qualified 401(k) savings plan. Mr. Smith recused himself from Compensation Committee discussions about his salary and benefits. The foregoing description of the Offer Letter is qualified in its entirety by reference to the Offer Letter, including exhibits thereto, a copy of which is filed as an exhibit to a prior Company filing. On March 15, 2023, Mr. Smith executed an award agreement whereby he received 600,000 RSUs, subject to certain vesting conditions as further described below, in exchange for the cancellation of all of his vested and unvested stock options and PSU’s (28,800 shares and 250,000 shares, respectively). Additionally, Mr. Smith’s 2023 annual cash bonus was increased to $450,000.
Base Salary
The Company provided payment of a base salary for each of our Named Executive Officers for fiscal year 2023. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting each Named Executive Officer’s skill set, experience, role, responsibilities and contributions. The annualized base salaries for our Named Executive Officers during 2023 were as follows: Mr. Beard $600,000, Mr. Smith $300,000, and Mr. Shaffer $163,327.
Annual Bonuses
The annual bonus payable to each Named Executive Officer, if any, is intended to provide a fixed component of compensation reflecting each Named Executive Officer’s skill set, experience, role, responsibilities and contributions. In December 2023, the Compensation Committee determined the annual bonuses for our Named Executive Officers for 2023 were as follows: Mr. Smith $450,000, and Mr. Shaffer $35,000. In order to promote his retention and to further align his interests with those of our stockholders on a long-term basis, Mr. Beard’s performance-based, at-risk compensation for 2023 was in the form of long-term equity compensation.
On January 29, 2024, the Compensation Committee determined to amend the exercise price of certain warrants issued to and purchased by Mr. Beard in lieu of the bonus amounts earned by Mr. Beard for the 2023 fiscal year. The difference in the original exercise price ($10.01 per share for warrants issued September 13, 2022 and $11 per share for warrants issued April 20, 2023) and the amended exercise price of $7.51 per share is reported as a bonus forgone by Mr. Beard in favor of equity compensation pursuant to applicable SEC rules.
Equity Compensation
2023 Equity Compensation
In early 2023, the Compensation Committee determined to replace Mr. Smith’s stock option and PSU awards in exchange for a grant of RSUs. The Compensation Committee made this determination because Mr. Smith’s stock option awards were deeply underwater and the probability of achieving performance under the PSUs was zero, thereby providing insufficient retention and alignment of interests with our stockholders. The cancellation of Mr. Smith’s options and PSUs were consistent with similar cancellations provided for all employee and director option holders, including the NEOs.
2021 Long Term Incentive Plan
Prior to our IPO, we adopted the Stronghold Digital Mining, Inc. 2021 Long Term Incentive Plan (the “Initial LTIP”) pursuant to which we granted stock options to employees and officers of the Company and our affiliates. Our Named Executive Officers were eligible to participate in the Initial LTIP and were granted stock options. The Initial LTIP was administered by our board of directors. Following our IPO, no further awards can be granted under the Initial LTIP.
Restrictive Covenants
Under the stock option award agreement pursuant to which Messrs. Beard and Shaffer entered into in connection with stock options granted in fiscal year 2021, each Named Executive Officer entered into restrictive covenants including non-disclosure, non-solicit and non-compete covenants. These restrictive covenants apply to the Named Executive Officer throughout their employment or service and through the first anniversary of their termination. In addition, each Named Executive Officer covenanted to devote his full business attention to the Company upon the occurrence of a change in control for a period of one year following such change in control. If a Named Executive Officer violates these restrictive covenants, the Company has the right to cause automatic forfeiture of the outstanding stock options, in addition to all other remedies available in law or equity.

In addition to the stock options granted under the Initial LTIP, certain of the Company’s employees, including Mr. Shaffer, were granted equity-based awards in Q Power. Under the associated award agreements, Mr. Shaffer entered into restrictive covenants including non-disclosure, non-solicit and non-compete covenants. These restrictive covenants apply to Mr. Shaffer so long as they are employed by Q Power, the Company or any of their respective affiliates and through the first anniversary of their termination. If Mr. Shaffer violate these restrictive covenants, Q Power has the right to cause an automatic forfeiture of the outstanding equity interests, in addition to all other remedies available in law or equity.
Omnibus Incentive Plan
In connection with our IPO, we adopted the Stronghold Digital Mining, Inc. Omnibus Incentive Plan (the “OIP”), which provides the Company with the ability to grant awards to employees, consultants and directors. Our Named Executive Officers are eligible to participate in the OIP. The OIP provides that we may grant options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, other stock-based awards, and substitute awards intended to align the interests of service providers, including our Named Executive Officers, with those of our stockholders.
Outstanding equity award agreements with our Named Executive Officers provide for full accelerated vesting upon a qualifying termination in connection with a change in control.
Other Compensation Benefits
We currently provide broad-based welfare benefits that are available to all of our employees, including our Named Executive Officers, and include health, dental, life, vision and short- and long-term disability insurance.
In addition, we maintain, and the Named Executive Officers participate in, a 401(k) plan, which is intended to be qualified under Section 401(a) of the Code and provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis, and we match 100% of an employee’s contributions up to 3% of the employee’s eligible earnings. Employees’ pre-tax contributions and our matching contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions.
Outstanding Equity Awards at Fiscal Year End
The following reflects information regarding outstanding equity-based awards held by the Named Executive Officers as of December 31, 2023:
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)
Greg Beard					200,000	$1,460,0000
Matthew Smith					131,946	$963,206
RJ Shaffer					28,129	$205,342
For Mr. Beard, 100,000 shares vested on March 15, 2024, and 100,000 shares will vest on September 15, 2024. For Mr. Smith, 555 shares vested on each of January 18, 2024, February 18, 2024, March 18, 2024, and April 18, 2024, 60,000 shares vested on January 22, 2024, and 419 shares vested on each of January 28, 2024 and April 28, 2024; 555 shares will vest on each of May 18, 2024, June 18, 2024, July 18, 2024, August 18, 2024, September 18, 2024, September 18, 2024, October 18, 2024, November 18, 2024 and December 18, 2024, January 18, 2025, February 18, 2025, March 18, 2025 and April 18, 2025; 419 shares will vest on July 28, 2024; 15,000 shares will vest on each of July 22, 2024, January 22, 2025 and July 22, 2025 and January 22, 2026; 30,000 shares will vest on September 15, 2024; and 418 shares will vest on each of October 28, 2024 and January 28, 2025 and April 28, 2025. For Mr. Shaffer, 105 shares vested on each of January 28, 2024 and

April 28, 2024; 6,250 shares vested March 15, 2024; 3,750 shares will vest on each of July 10, 2024, January 10, 2025, July 10, 2025 and January 10, 2026; 105 shares on each of July 28, 2024, October 28, 2024 and January 28, 2025; 6,250 shares on September 15, 2024; and 104 shares on April 28, 2025.
Director Compensation
We believe that attracting and retaining qualified non-employee directors is critical to our future growth and governance. Our non-employee director compensation policy provides the following cash and equity-based incentive awards and other benefits to our non-employee directors:
•	An annual cash retainer of $55,000;
•	Committee chairperson retainers in the following amounts by committee: $20,000 (Audit); $17,500 (Compensation); and $13,750 (Nominating and Corporate Governance);
•	An annual equity award equal to $100,000, which is paid in fully-vested shares of our Class A Common Stock on a quarterly basis in arrears; and
•	Reimbursement for Board-related travel expenses and other reasonable out-of-pocket expenses.
Ms. Agarwal received $20,000 in cash compensation as Audit Committee Chair, Ms. James received $13,750 in cash compensation as Nominating and Governance Committee Chair, and Messrs. Trowbridge and Pacchia each received $8,750 in cash compensation as Co-Chairs of the Compensation Committee.
Under the OIP, in a single calendar year, a non-employee director may not be granted awards for such individual’s service on our board of directors having a value in excess of $750,000. Additional awards may be granted for any calendar year in which a non-employee director first becomes a director, serves on a special committee of our board of directors, or serves as lead director. This limit does not apply to cash fees or awards granted in lieu of cash fees. Directors have the option to receive their annual and committee chair cash compensation in Company common stock. During 2023, Mr. Pacchia and Ms. James elected to receive 100% of such compensation in fully vested Company stock.
The following table presents the total compensation for each person who served as a non-employee member of our Board during the fiscal year ended December 31, 2023. We also reimbursed our non-employee directors for their business expenses incurred in connection with their performance of services as members of our Board. Each of Messrs. Beard’s and Smith’s compensation for their services as an employee is discussed under the executive compensation narrative and tables above.
Name	Fees Earned or Paid in Cash(1)	Stock Awards(3)	All Other Compensation	Total
Indira Agarwal	$75,000	$160,840	—	$235,840
Thomas Doherty(2)	$55,000	$81,667	—	$136,667
Sarah P. James	$68,750	$160,840	—	$229,590
Thomas J. Pacchia	$63,750	$160,840	—	$224,590
Thomas Trowbridge, IV	$63,750	$160,840	—	$224,590
Bill Spence(4)	—	$2,225,000	$256,667	$2,481,667
(1)
The amounts reported in the Fees Earned or Paid in Cash column represent the aggregate cash compensation earned in 2023 for Board and committee service, including fees earned as chair or co-chair of a committee. Mr. Pacchia and Ms, James elected to receive 100% of their 2023 cash retainers in fully-vested common stock of the Company. Additionally, Mr. Trowbridge elected to receive his 2024 retainer and committee chair compensation in Company stock.

(2)	Mr. Doherty joined the board on March 7, 2023.
(3)
On April 21, 2023, each of Indira Agarwal, Sarah James, Thomas Pacchia and Thomas Trowbridge received a one time grant of stock in the amount of $60,840 a portion of which was consideration for the cancellation of stock options and the remainder of which was in recognition of the extraordinary contributions of the issuer's non-employee directors in connection with restructuring transactions consummated by the issuer in 2022, and the potential tax obligations incurred by the issuer's non-employee directors with respect to equity awards granted in early 2022.

(4)
While serving on the Board, Mr. Spence was paid for his service to the Company through a management agreement between Mr. Spence and Q Power. Mr. Spence resigned from the Board and the management agreement was terminated effective March 29, 2023 (the “Termination Date”). As of the Termination Date, Mr. Spence was owed $150,000 for services rendered prior to the Termination Date. On April 24, 2024, Mr. Spence executed a consulting agreement which awarded Mr. Spence 250,000 shares in immediately vested class A common stock of the Company in exchange for termination of 835,200 options and the $150,000 owed to Mr. Spence as of the Termination Date. In addition, after the Termination Date, Mr. Spence earned $106,667 in compensation under his consulting arrangement during 2023.
Limitation of Liability and Indemnification Matters
Our second amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law (the “DGCL”).
Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:
•	for any breach of their duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or
•	for any transaction from which the director derived an improper personal benefit.
Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.
Our amended and restated bylaws (“Bylaws”) also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our Bylaws also permits us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We entered into indemnification agreements with each of our current directors and intend to enter into indemnification agreements with future directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our second amended and restated certificate of incorporation and the indemnification agreements facilitates our ability to continue to attract and retain qualified individuals to serve as directors and officers.
Related Party Transactions
We entered into a management services agreement with Q Power, one of our principal stockholders, to provide day-to-day management and administration services to us. Effective May 10, 2021, Q Power and William Spence, the former Co-Chairman of our Board, entered into a Management and Advisory Agreement (the “MAA”). Pursuant to the MAA, Mr. Spence will provide certain professional services to Q Power and will receive a fee of $50,000 per month. The MAA has a term of two years, unless earlier terminated. Q Power was paid a total of $600,000 during 2022.
We have entered into a Waste Coal Agreement (the “WCA”) with Coal Valley Sales, LLC (“CVS”) to take minimum annual deliveries of 200,000 tons of waste coal as long as there is a sufficient quantity of Waste Coal that meets the Average Quality Characteristics (each as defined in the WCA). Under the terms of the WCA, we are not charged for the Waste Coal itself, but are charged a $6.07 per ton base handling fee as we are obligated to mine, process, load and otherwise handle the Waste Coal for ourselves and also for other customers of CVS from the Russellton Site. We are also obligated to unload and properly dispose of ash at the Russellton site. CVS is a single-member limited liability company that is owned by a coal reclamation partnership of which William Spence has a direct and indirect interest of 16.26% in the aggregate.
A reduced handling fee is charged at $1.00 per ton for any tons in excess of the minimum take of 200,000 tons. We are the designated operator at the Russellton site and therefore are responsible for complying with all state and federal requirements and regulations.

We reduced payments and halted productions from the Russellton site during 2020 but restarted operations in the first quarter of 2021. Pursuant to the terms of the WCA, we make current payments of $100,000 a month. A total of $574,154 was paid to CVS during 2023.
On May 9, 2022, an award in the amount of $5.0 million plus interest computed as of May 15, 2022, in the amount of $0.8 million was issued in favor of the McClymonds Supply & Transit Company, Inc. in the previously disclosed dispute over a trucking contract between the claimant and our subsidiary. The two managing members of Q Power, our primary Class V shareholder, have agreed to and begun to pay the full amount of the award such that there will be no effect on the financial condition of the Company. On March 14, 2023, the Company, in its capacity as the managing member of Stronghold LLC, entered into Stronghold LLC's Fifth Amended and Restated Limited Liability Company Agreement partially in connection with the payment by the managing members of Q Power of the McClymonds award. On March 14, 2023, the two managing members of Q Power entered into its Third Amended and Restated Limited Liability Company Agreement partially in connection with the payment by the managing members of the McClymonds award.
On September 13, 2022, the Company entered into a Securities Purchase Agreement with Greg Beard, the Company's chairman and chief executive officer, for the purchase and sale of 602,409 shares of Class A common stock and warrants to purchase 602,409 shares of Class A common stock, with an initial exercise price of $1.75 per share (subject to certain adjustments), for aggregate consideration of approximately $1.0 million. On April 21, 2023, in connection with an amendment of the Securities Purchase Agreement, the strike price of such warrants was adjusted to $1.01 per share. The transaction with Mr. Beard was at arm's length.
On April 20, 2023, the Company entered into a Securities Purchase Agreement with Mr. Beard for the purchase and sale of 1,000,000 shares of Class A common stock and warrants to purchase 1,000,000 shares of Class A common stock, with an initial exercise price of $1.10 per share (subject to certain adjustments), for aggregate consideration of $1.0 million. The transaction with Mr. Beard was at arm's length.
Policies and Procedures for Review of Related Party Transactions
The Board has adopted a written related party transactions policy. Pursuant to the policy, a “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
•	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;
•	any person who is known by us to be the beneficial owner of more than 5.0% of our Class A common stock;
•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of our Class A common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5.0% of our Class A common stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10.0% or greater beneficial ownership interest.

Pursuant to this policy, the Audit Committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, the Audit Committee will take into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the related person’s interest in the transaction. Furthermore, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

PROPOSAL 2
APPROVE THE AMENDMENT TO THE COMPANY’S OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR AWARDING
Background and Purpose of the OIP Amendment
The OIP was adopted in connection with the initial public offering of the Company (the “IPO”), and provides the Company the ability to grant equity-based incentive awards to certain employees and other service providers of the Company. The OIP replaced the Initial LTIP, under which options for a total of 3,423,715 shares of Class A Common Stock were granted to employees and other service providers. No shares remain available under the Initial LTIP for issuance as of the date hereof.
The OIP, as amended, authorized awards to be granted covering up to 1,106,951shares of our Class A Common Stock, subject to the share recycling and adjustment provisions described below, as well as the 1 for 10 reverse stock split effective May 15, 2023. As of April 23, 2024, there were approximately 596,027 shares of our Class A Common Stock available for new awards under the OIP.
On March 5, 2024, the Board approved, subject to stockholder approval, the amendment of the OIP. If the amendment is approved by our stockholders, it will authorize the issuance of an additional 750,000 shares. If our stockholders approve the proposed amendment to the OIP, we will reduce the plan share reserve by the number of shares covered by awards that we grant under the OIP between April 23, 2024 and date of the 2024 Annual Meeting.
The Board recommends that stockholders vote FOR the amendment to the OIP. The purpose of the amendment is to encourage eligible employees of the Company and its subsidiaries to increase their efforts to make the Company and each subsidiary more successful, to provide an additional inducement for such employees to remain with the Company or a subsidiary, to reward such employees by providing an opportunity to acquire shares of the Company’s common stock on favorable terms and to provide a means through which the Company may attract able persons to enter the employ of the Company or one of its subsidiaries.
Summary of the OIP and OIP Amendment
The following is a summary of the material features of the OIP, as amended by the OIP Amendment. This summary does not purport to be a complete description of all the provisions of the OIP. A copy of the OIP is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 25, 2021, and a copy of the OIP Amendment is attached to this Information Statement as Annex B. The following summary is qualified in its entirety by reference to the full text of the OIP and OIP Amendment, and you should refer to the OIP and OIP Amendment for further details of the OIP and awards that may be made thereunder.
The purpose of the OIP is to attract, retain and motivate qualified persons as employees, directors and consultants of the Company and its affiliates. The OIP also provides a means through which such persons can acquire and maintain stock ownership or awards, the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and its affiliates.
The OIP provides for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws (“ISOs”); (ii) stock options that do not qualify as ISOs (“Nonstatutory Options,” and together with ISOs, “Options”); (iii) stock appreciation rights (“SARs”); (iv) awards of restricted stock (such stock, “Restricted Stock,” and such awards, “Restricted Stock Awards”); (v) Restricted Stock Units; (vi) awards of vested stock (“Stock Awards”); (vii) dividend equivalents; (viii) other stock-based or cash awards; and (ix) substitute awards (“Substitute Awards” and together with Options, SARs, Restricted Stock Awards, RSUs, Stock Awards, dividend equivalents and other stock-based or cash awards, the “Awards”).
Administration
The Board (or a committee of two or more directors appointed by the Board) will administer the OIP (as applicable, the “Committee”). Unless otherwise determined by the Board, the Committee will consist at all times of two or more directors who qualify as (i) “nonemployee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) “independent” under the applicable listing standards or rules of the securities exchange upon which the Company’s Class A Common Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules. Unless otherwise limited by the OIP or applicable law, the Committee has broad discretion to administer the OIP, interpret its provisions, and adopt policies for implementing the OIP. This discretion includes the power to determine when and to whom Awards will be granted; decide how many Awards will be granted (measured in cash, shares of Class A Common Stock or as otherwise designated); prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary); delegate duties under the OIP; terminate, modify or amend the OIP; and execute all other responsibilities permitted or required under the OIP. The Committee’s determinations need not be uniform with respect to all individuals participating in the OIP, and need not apply consistently across Awards.
Eligibility to Participate
Employees, non-employee directors and other service providers of the Company and its affiliates are eligible to receive awards under the OIP. Eligible individuals to whom an Award is granted under the OIP are referred to as “Participants.” As of January 10, 2023, the Company and its affiliates have approximately 3 executive officers, 4 non-employee directors, 19 employees and 160 other service providers who will be eligible to participate in the OIP. The Company engages consultants from time to time who could be eligible for awards and the number of employees employed by the Company and its affiliates varies over time, hence these numbers may change during the life of the OIP.
Securities to be Offered
Subject to adjustment, in the event of any distribution, recapitalization, stock split, merger, consolidation or other corporate event, the aggregate number of shares of our Class A Common Stock that may be issued pursuant to Awards under the OIP is equal to 11,069,517, and all such shares will be available for issuance upon the exercise of ISOs; provided, that, on January 1 of each calendar year occurring on January 1 of each calendar year beginning in 2022 and ending in 2031, the total number of shares of Class A Common Stock will be increase by the lesser of (a) 3% of the total number of shares of Class A Common Stock outstanding as of December 31 of the immediately preceding calendar year and (b) such smaller number of shares of Class A Common Stock as determined by the Board. The shares to be delivered under the OIP shall be made available from (i) authorized but unissued shares of Class A Common Stock, (ii) Class A Common Stock held in the treasury of the Company, or (iii) previously issued shares of Class A Common Stock reacquired by the Company, including shares purchased on the open market.
Any shares subject to an Award under the OIP that expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated, including shares forfeited with respect to Restricted Stock and the number of shares withheld or surrendered to the Company in payment of any exercise or purchase price or taxes relating to Awards, will not be considered “delivered shares” under the OIP, and will be available for delivery with regard to other Awards. As of April 23, 2024, our stock price was $3.62 per share.
Award Limitations for Non-Employee Members of the Board
In each calendar year during any part of which the OIP is in effect, a non-employee member of the Board may not be paid compensation for such individual’s service on the Board in excess of $750,000; provided, that for any calendar year in which a non-employee member of the Board (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director of the Board, additional compensation, whether denominated in cash or Awards may be paid to such non-employee member of the Board in excess of such limit. The limit described in the preceding sentence is without regard to grants of Awards, if any, made to a non-employee member of the Board during any period in which such individual was an employee of the Company or any affiliate or was otherwise providing services to the Company or to any affiliate other than in the capacity as a director of the Company. Any cash compensation that is deferred shall be counted towards the limit for the year in which it was first earned, and not when paid or settled, if later.
Awards Under the OIP
Stock Options. Under the OIP, the Committee may grant Options to eligible persons, including (i) ISOs and (ii) Nonstatutory Options. The exercise price of each Option granted under the OIP will be established by the Committee, stated in the Option agreement, and may vary from Award to Award; provided, however, that, the exercise price for an Option generally must not be less than the greater of (a) the par value per share of

Class A Common Stock or (b) 100% of the fair market value per share of the Class A Common Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate, 110% of the fair market value per share of the Class A Common Stock as of the date of grant). Notwithstanding the foregoing, the exercise price of a Nonstatutory Option may be less than 100% of the fair market value per share of the Class A Common Stock as of the date of grant if the Nonstatutory Option (1) does not provide for a deferral of compensation by reason of satisfying the short-term deferral exception set forth in the requirements of Section 409A of the Code and the guidance and regulations promulgated thereunder (the “Nonqualified Deferred Compensation Rules”), or (2) provides for a deferral of compensation and is compliant with the Nonqualified Deferred Compensation Rules. Options may be exercised as the Committee determines, but not later than ten years from the date of grant (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliate, for a period of no more than five years following the date of grant). ISOs will not be granted more than ten years after the earlier of the adoption of the OIP or the approval of the OIP by the stockholders of the Company. The terms of any ISO granted under the OIP are intended to comply in all respects with the provisions of Section 422 of the Code, however, if any ISO fails to comply with Section 422 of the Code for any reason, such ISO will be reclassified as a Nonstatutory Option, which will be exercisable as such. The Committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Committee, payment in cash, Class A Common Stock, other Awards, net settlement, broker assisted exercise, or other property) and the methods and forms in which Class A Common Stock will be delivered to a Participant.
Restricted Stock. An award of Restricted Stock is a grant of shares of Class A Common Stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Committee. The holder of Restricted Stock may have rights as a stockholder, including the right to vote the Restricted Stock and, unless otherwise provided in an Award agreement, the right to receive dividends on the Restricted Stock. Unless otherwise determined by the Committee, Class A Common Stock distributed to a holder of a Restricted Stock in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Class A Common Stock or other property has been distributed. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.
Restricted Stock Units. A Restricted Stock Unit is a right to receive (i) the delivery of a number of shares of Class A Common Stock equal to the number of Restricted Stock Units that vest, (ii) cash equal to the fair market value of the Class A Common Stock on the day of vesting multiplied by the number of Restricted Stock Units that vest, or (iii) any combination of (i) and (ii) determined by the Committee at the date of grant or thereafter. The Committee may subject Restricted Stock Units to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement and those restrictions may lapse at such times determined by the Committee.
SARs. An SAR is the right to receive an amount equal to the excess of the fair market value of one share of Class A Common Stock on the date of exercise over the grant price of the SAR, as determined by the Committee. SARs may be awarded in connection with or separate from an Option. SARs awarded in connection with an Option will entitle the holder, upon exercise, to surrender the related Option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered Option or portion thereof will then cease to be exercisable. However, an SAR awarded in connection with an Option is exercisable only to the extent that the related Option is exercisable. SARs granted independently of an Option will be exercisable as the Committee determines. The grant price for an SAR may not be less than the greater of (a) the par value per share of Class A Common Stock or (b) 100% of the fair market value per share of the Class A Common Stock as of the date of grant of the SAR. Notwithstanding the foregoing, the grant price of an SAR may be less than 100% of the fair market value per share of the Class A Common Stock as of the date of grant if the SAR (1) does not provide for a deferral of compensation by reason of satisfying the short-term deferral exception set forth in the Nonqualified Deferred Compensation Rules, or (2) provides for a deferral of compensation and is compliant with the Nonqualified Deferred Compensation Rules. The term of an SAR will be for a period determined by the Committee but no SAR may be exercisable for a period of more than ten years following the date of grant. The Committee will determine the form of consideration payable upon settlement.

Stock Awards. The Committee may grant Stock Awards to eligible persons as a bonus, as additional compensation, or in lieu of cash compensation that such person is otherwise entitled to receive in amounts and subject to the terms determined by the Committee.
Substitute Awards. The Committee may grant Substitute Awards in substitution for any other Award granted under the OIP or another plan of the Company or its affiliates or any other right of an eligible person to receive payment from the Company or its affiliates. Awards may also be granted in substitution for awards held by individuals who become eligible persons as a result of certain business transactions. Substitute Awards that are Options or SARs may have an exercise price per share that is less than the fair market value of a share of Class A Common Stock on the date of substitution if the substitution complies with the Nonqualified Deferred Compensation Rules, Section 424 of the Code and the guidance and regulations promulgated thereunder, if applicable, and other applicable laws.
Dividend Equivalents. Dividend equivalents may be granted, entitling a Participant to receive cash, Class A Common Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Class A Common Stock at the discretion of the Committee. Dividend equivalents that are granted may be awarded on a freestanding basis or in connection with another Award. The Committee may provide that dividend equivalents that are granted as free-standing awards will be payable or distributed when accrued or that they will be deemed reinvested in additional Class A Common Stock, Awards, or other investment vehicles. The Committee will specify any restrictions on transferability and risks of forfeiture that are imposed upon dividend equivalents.
Other Stock-Based Awards. Participants may be granted, subject to applicable legal limitations and the terms of the OIP and its purposes, other Awards related to Class A Common Stock (in terms of being valued, denominated, paid or otherwise defined by reference to Class A Common Stock). Such Awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into Class A Common Stock, purchase rights for Class A Common Stock, Awards with value and payment contingent upon the Company’s performance or any other factors designated by the Committee, and Awards valued by reference to the book value of Class A Common Stock or the value of securities of or the performance of specified affiliates. The Committee will determine the terms and conditions of all such Awards, including method of delivery, consideration to be paid, the timing and methods of payment, and any performance criteria associated with an Award.
Cash Awards. Cash awards may be granted on a freestanding basis or as an element of or a supplement to, or in lieu of, any Awards under the OIP in such amounts and subject to such other terms (including the achievement of performance goals and/or future service requirements) as the Committee in its discretion determines to be appropriate, including for purposes of any annual or short-term incentive or other bonus program.
Other Provisions
Repricing. The Committee reserves the right to, without the approval of the stockholders of the Company, amend terms of outstanding Awards at any time determined in the Committee’s discretion to (i) reduce the exercise price or grant price of an outstanding Option or SAR; (ii) grant a new Option, SAR or other Award in substitution for any previously granted Option or SAR that has the effect of reducing the exercise price or grant price of the Award; (iii) exchange any Option or SAR for Class A Common Stock, cash or other consideration when the exercise price or grant price of the Option or SAR exceeds the fair market value of a share of Class A Common Stock; and (iv) take any other action that would be considered “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange upon which the Class A Common Stock is listed (if applicable).
Tax Withholding. The Company is authorized to withhold from any Award granted or any payment relating to an Award taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company to satisfy the payment of withholding taxes and any other tax obligations related to an Award in such amounts as may be determined by the Committee. The Committee will determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Class A Common Stock (including through delivery of previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 of the Exchange Act to pay taxes with shares of Class A Common Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more “nonemployee directors” within the meaning of Rule 16b-3(b)(3) of the Exchange Act or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned shares of Class A Common Stock, the maximum number of shares that may be so withheld (or surrendered) shall be the number of shares that have an aggregate fair market value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.
Merger or Recapitalization. In the event of certain changes to the Company’s capitalization that result in subdivision or consolidation of the shares (e.g., by reclassification, stock split, reverse stock split, or the issuance of a distribution on Class A Common Stock payable in Class A Common Stock) or any other corporate transaction that would be considered an equity restructuring, appropriate adjustments will be made by the Committee as to the number, kind, and price of shares subject to outstanding Awards, the number and kind of shares available for issuance under the OIP, and any limitations on the number of Awards that may be granted to particular classes of eligible persons.
Change in Control. Upon the occurrence of a “Change in Control” (as such term is defined in the OIP) or other changes in the Company or the outstanding Class A Common Stock by reason of recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change, the Committee may adjust outstanding Awards as it determines appropriate in its sole discretion, which adjustments may vary among Participants and among Awards, and may include the exercise of any of its general administrative powers (e.g., the power to accelerate vesting, waive forfeiture conditions, or otherwise modify or adjust any other condition or limitation) as well as: (i) acceleration of the time of exercisability of an Award so that the award may be exercised for a limited period of time on or before a date specified by the Committee, after which date all unexercised Awards will terminate; (ii) requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards as of a certain date in exchange for cash or other consideration, which may include the cancellation of Options or SARs for no consideration if such Awards have an exercise price or grant price that exceeds the “Change in Control Price” (as defined in the OIP); (iii) cancellation of Awards that are unvested as of the date of the event without payment of any consideration; or (iv) approval of other adjustments to Awards as the Committee deems appropriate. Except the extent otherwise provided in any applicable Award agreement, vesting of any Award shall not occur solely upon the occurrence of a Change in Control.
Amendment. Without stockholder or Participant approval, the Committee may amend, alter, suspend, discontinue or terminate any Award or Award agreement, the OIP or the Committee’s authority to grant Awards, except that any amendment or alteration to the OIP, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the next annual meeting if stockholder approval is required by any state or federal law or regulation or the rules of any stock exchange or automated quotation system on which the Class A Common Stock may then be listed or quoted. The Committee may otherwise, in its discretion, determine to submit other changes to the OIP to stockholders for approval. Notwithstanding the foregoing sentences, without the consent of an affected Participant, no such action by the Board may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award unless the action is taken pursuant to the terms of the OIP in the context of a Change in Control or other similar transaction or recapitalization.
Transferability of Awards. Except as provided below, each Option and SAR is exercisable only by the Participant during the Participant’s lifetime, or, by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution and no Award may be assigned, sold or otherwise transferred by a Participant. ISOs are not transferable other than by will or the laws of descent and distribution. Only to the extent specifically provided by the Committee and permitted pursuant to Form S-8 and the instructions thereto, an Award may be transferred by a Participant on the terms and conditions provided by the Committee from time to time, except that no award (other than a Stock Award) may be transferred to a third-party financial institution for value. An Award may also be transferred pursuant to a domestic relations order.
Clawback. The OIP and all Awards granted under the OIP are subject to any written clawback policies the Company, with the approval of the Board or an authorized committee thereof, may adopt, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.
Section 409A. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. The Company makes no guarantee or representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Class A Common Stock underlying such Award). In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.
Federal Income Tax Consequences
The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences to Participants that are U.S. residents arising from participation in the OIP and to the Company. This description is based on current law, which is subject to change (possibly retroactively). In addition, Nonstatutory Options or SARs with an exercise price less than the fair market value of a share of Class A Common Stock on the date of grant or Nonstatutory Options or SARs that are based on shares of Class A Common Stock that are not deemed to be service recipient stock for the Participant could be subject to additional taxes unless such Nonstatutory Options or SARs are designed to comply with certain restrictions set forth in the Nonqualified Deferred Compensation Rules, and Participants should consult with their legal counsel before determining for themselves whether a transaction relating to a Nonstatutory Option or a SAR complies with the conditions specified in the Nonqualified Deferred Compensation Rules. The tax treatment of Participants in the OIP may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign jurisdiction, or U.S. state or local tax consequences in this section.
Options; SARs. Participants will not realize taxable income upon the grant of a Nonstatutory Option or an SAR. Upon the exercise of a Nonstatutory Option or SAR, a Participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Class A Common Stock received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any shares of Class A Common Stock received pursuant to the exercise of a SAR or pursuant to the cash exercise of a Nonstatutory Option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Code Limitations on Deductibility” below, the Company or its affiliate (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.
Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of Class A Common Stock received upon exercise of the ISO (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.
Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.
Generally, the Company will not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.
Under current rulings, if a Participant transfers previously held shares of Class A Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Nonstatutory Option or ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or ISO exercise price (although a Participant would still recognize ordinary compensation income upon exercise of an Nonstatutory Option in the manner described above). Moreover, that number of shares of Class A Common Stock received upon exercise which equals the number of shares of previously held Class A Common Stock surrendered therefor in satisfaction of the Nonstatutory Option or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Class A Common Stock surrendered in satisfaction of the Nonstatutory Option or ISO exercise price. Any additional shares of Class A Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.
The OIP allows the Committee to permit the transfer of Awards in limited circumstances. For income and gift tax purposes, certain transfers of Nonstatutory Options and SARs generally should be treated as completed gifts, subject to gift taxation.
The IRS has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the IRS has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options. If Nonstatutory Options are transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.
In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the Class A Common Stock, the potential for future appreciation or depreciation of the Class A Common Stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $17,000 per person (the amount is current for the 2023 year, but may change in future tax years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deduction rules. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition. The IRS has not specifically addressed the tax consequences of a transfer of SARs.
Restricted Stock; Restricted Stock Units; Stock Awards; Cash Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. A Participant will not have taxable income at the time of grant of an Award of Restricted Stock Units, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or Class A Common Stock in settlement of the Restricted Stock Units in an amount equal to the cash or the fair market value of the Class A Common Stock received. In general, a Participant will recognize ordinary compensation income as a result of the receipt of Class A Common Stock pursuant to a Restricted Stock or Stock Award in an amount equal to the fair market value of the Class A Common Stock when such Class A Common Stock is received; provided, that, if the Class A Common Stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Class A Common Stock (i) when the Class A Common Stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code or (ii) when the Class A Common Stock is received, in cases where a Participant makes a valid election under Section 83(b) of the Code.
A Participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above with respect to Class A Common Stock or cash received. Dividends that are received by a Participant prior to the time that the Class A Common Stock is taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the Class A Common Stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.
Subject to the discussion immediately below, the Company or its affiliate (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.
Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The Company’s ability (or the ability of one of the Company’s affiliates, as applicable) to obtain a deduction for future payments under the OIP could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
New Plan Benefits
The future awards, if any, that will be made to eligible persons under the OIP are subject to the discretion of the Committee, and therefore, the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors is not currently determinable. Therefore, a New Plan Benefits Table is not provided.
Equity Compensation Plan Information Table
Securities authorized for issuance under equity compensation plans at December 31, 2023 were as follows:
Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders(1)	0	$—	596,027
Equity compensation plans not approved by security holders	—	—	—
Total	0	$—	596,027
(1)
Following our stockholder’s approval of the OIP in connection with our IPO, the Initial LTIP was frozen and no future awards may be granted under the Initial LTIP. Shares of our Class A common stock may still be issued under the Initial LTIP upon the exercise, vesting and settlement of stock options and RSUs granted under the Initial LTIP.

(2)
Represents the total number of shares of our Class A common stock remaining available for issuance under the OIP as of December 31, 2023. On March 30, 2023, the Company filed a Registration Statement on Form S-8 which increased the number of shares available under the Plan by 6,000,000. On February 9, 2024, the Company filed a Registration Statement on Form S-8 which increased the number of shares available under the Plan by 487,250.

PROPOSAL 3
RATIFICATION OF THE APPOINTMENT OF URISH POPECK & CO., LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2024 FISCAL YEAR.
The Audit Committee is responsible for the appointment, compensation and oversight of our independent auditor. Since its initial public offering, Urish Popeck & Co., LLC has served as our independent registered public accounting firm and audited our consolidated financial statements for the fiscal year ending December 31, 2023.
Audit and Non-Audit Fees
The following table presents the fees for professional audit services rendered by Urish Popeck & Co., LLC for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2022, and December 31, 2023, and fees for other services rendered by Urish Popeck & Co., LLC during those periods:
Fee Category	Fiscal 2022	Fiscal 2023
Audit Fees	$549,866	$576,558
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$549,866	$576,558
Audit Fees. Audit fees include fees related to the services rendered in connection with the annual audit of the Company’s financial statements, the quarterly reviews of the Company’s quarterly reports on Form 10-Q and the reviews of, and other services related to, registration statements and other offering memoranda.
Audit-Related Fees. Audit-related fees are for assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s financial statements including audits related to an acquisition.
Tax Fees. Tax fees consist of fees billed for professional services rendered by our independent registered public accounting firm for tax compliance, tax advice, and tax planning.
All Other Fees. All other fees consist of fees billed for all other services.
All of the 2023 services described above were approved by the Audit Committee in accordance with the SEC rule that requires audit committee pre-approval of audit and non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee has considered whether the provisions of such services, including non-audit services, are compatible with maintaining Urish Popeck & Co., LLC’s independence and has concluded that it is independent.
The Audit Committee has appointed Urish Popeck as our independent registered public accountants for 2024. The Board has directed that the appointment of the independent registered public accountants be submitted for ratification by the stockholders at the Annual Meeting.
Stockholder ratification of the selection of Urish Popeck as our independent registered public accountants is not required by our Bylaws or otherwise. However, the Board is submitting the appointment of Urish Popeck to the stockholders for ratification as a matter of what it considers to be best practices in corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee will retain discretion as to whether or not to retain Urish Popeck. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.
Board Recommendation
The Board of Directors unanimously recommends A VOTE FOR the ratification of the appointment of Urish Popeck & Co., LLC as our independent registered public accounting firm for the 2024 fiscal year.
CODE OF BUSINESS CONDUCT AND ETHICS
The Company has adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our principal executive officer, principal financial and accounting officer and directors. The Code of Business

Conduct and Ethics is available on the Company’s website at www.strongholddigitalmining.com. In addition, the Code of Business Conduct and Ethics is available in print to any stockholder who requests it by contacting our Corporate Secretary. The Company will disclose any amendments to, or waivers, from the Code of Ethics on our website (www. www.strongholddigitalmining.com) within four business days of such determination.
PROHIBITION ON HEDGING
Stronghold considers it improper and inappropriate for any of its officers, including the named executive officers, and directors to engage in short-term or speculative transactions in Stronghold securities or in other transactions that may (i) lead to inadvertent violations of insider trading laws, (ii) reduce an officer’s or director’s incentive to improve our performance, (iii) focus the officer’s or director’s attention on short-term performance at the expense of long-term objectives, or (iv) otherwise engage in transactions to hedge or offset any decrease in the market value of Stronghold’s stock. To that end, Stronghold has adopted and maintains a policy covering transactions involving all Stronghold stock held by its officers or directors, including but not limited to stock held directly or indirectly by such officer or director and stock or other equity granted to an officer or director as part of their compensation.
CORPORATE GOVERNANCE GUIDELINES
Our board of directors has adopted corporate governance guidelines in accordance with the corporate governance rules of Nasdaq. A copy of the corporate governance guidelines is available at www.ir.strongholddigitalmining.com.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the compensation committee is currently or has been at any time one of our employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available on our corporate website at www.ir.strongholddigitalmining.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.
OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.
COST OF PROXY SOLICITATION
The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of our common stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of- pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.

COMMUNICATIONS BY STOCKHOLDERS AND OTHER INTERESTED
PARTIES WITH THE BOARD
Stockholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:
Stronghold Digital Mining, Inc.
2124 Penn Avenue, 5th Floor
Pittsburgh, PA 15222
Attention: Vice President, Legal and Compliance
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SDIG2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V47554-P08781 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

STRONGHOLD DIGITAL MINING, INC.

The Board of Directors recommends you vote FOR ALL the following nominees:

	For All	Withhold All	For All Except
Vote on Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

01) Matthew Smith
02) Thomas Trowbridge
03) Indira Agarwal
04) Thomas Doherty
05) Greg Beard
06) Sarah James
07) Thomas Pacchia

The Board of Directors recommends you vote FOR the following Proposals 2 and 3:

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). **If no direction is made, this proxy will be voted FOR ALL in Proposal 1 and FOR Proposals 2 and 3.** If any other matters properly come before the meeting the person(s) named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V47555-P08781

STRONGHOLD DIGITAL MINING, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 18, 2024

The stockholder(s) herby appoint(s) Gregory A. Beard and Robert G. Lovett, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote as designated on the reverse side of this ballot, all of the shares of Common Stock of Stronghold Digital Mining, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on June 18, 2024, at www.virtualshareholdermeeting.com/SDIG2024 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR ALL" THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side